YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MOBIV ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on ______, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/mobivac/sm2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

MOBIV ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, AND 2

Please mark your votes like this **X**

(1) **Business Combination Proposal —** to consider and vote upon a proposal to adopt the Business Combination Agreement, dated as of March 13, 2023 (the "Business Combination Agreement"), as it may be amended from time to time, by and among MOBV, SRIVARU Holding Limited, a Cayman Islands exempted company, and Pegasus Merger Sub Inc., a Delaware corporation and approve the Business Combination and the other transactions contemplated by the Business Combination Agreement and the terms thereto.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) **The Adjournment Proposal —** to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the Special Meeting, there are not sufficient votes to authorize MOBV to consummate the Business Combination and each other matter to be considered at the Special Meeting. The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

A VOTE TO ABSTAIN WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSALS 1 AND 2. THE SHARES REPRESENTED BY THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

CONTROL NUMBER

Signature______________________________ Signature, if held jointly__________________________________ Date_____________, 2023

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on ______, 2023

This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/mobivac/sm2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR SPECIAL MEETING OF STOCKHOLDERS OF

MOBIV ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Bilitsch, the Company's Chief Executive Officer, (the "Proxy") as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "Shares") at the Special Meeting of stockholders of Mobiv Acquisition Corp. ("MOBV" or the "Company") to be held on [•], 2023 at 10:00 a.m. Eastern Time, virtually via live webcast at **https://www.cstproxy.com/mobivac/sm2023** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)